Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES $50.0 MILLION SHARE REPURCHASE PROGRAM

BRENTWOOD, Tenn., December 15, 2017 - Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading provider of surgical services, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $50.0 million of its common stock.

Clifford Adlerz, Interim Chief Executive Officer of Surgery Partners, stated “The authorization of this share repurchase program underscores our commitment to creating value for our shareholders and our belief in the strength of our business and its underlying industry trends. We have a strong, diversified platform and see the opportunity to drive growth and optimize performance, creating value in our shares at the current valuation. We intend to maintain ample capital to support both internal and acquisition-based growth initiatives in line with our long-term strategy.”

The timing and size of repurchases will be determined based on market conditions and other factors. The authorization does not obligate the Company to repurchase any shares and the Company may repurchase shares of common stock at any time without prior notice. The Company’s share repurchases will be made in accordance with applicable securities laws in open market or privately negotiated transactions.  The authorization does not have a specified expiration date, and the share repurchase program may be suspended, recommenced or discontinued at any time or from time to time without prior notice.

Forward-Looking Statements

This press release contains forward-looking statements, including those attributed to our Interim Chief Executive Officer. These statements involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance, the perceived value in our shares at current valuations or other events.

All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 that may cause actual results to differ materially from those that we expected.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.

About Surgery Partners

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 150 locations in 29 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

Contact

FTI Consulting

(615) 234-8940

IR@surgerypartners.com